UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 17, 2007
GENVEC, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24469	23-2705690

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

65 West Watkins Mill Road, Gaithersburg, Maryland	20878

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:                      (240) 632-0740
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 17, 2007, Barbara H. Franklin delivered to the board of directors of GenVec, Inc. (the “Company”) her resignation from the board of directors effective April 18, 2007.
On April 18, 2007, the board of directors, upon the recommendation of its Corporate Governance and Nominating Committee, appointed Marc R. Schneebaum to the board of directors to fill the vacancy created by Ms. Franklin’s resignation. Mr. Schneebaum’s term will expire at the 2008 annual meeting of the Company’s stockholders.
In addition, Mr. Schneebaum was appointed to the Audit Committee of the board of directors and was appointed as chairman of the committee.
There is no arrangement or understanding between Mr. Schneebaum and any other person pursuant to which he was selected as a director, and there are no transactions between Mr. Schneebaum and the Company since the beginning of the Company’s last fiscal year or any currently proposed transaction, or series of similar transactions, in which the amount involved exceeds $120,000.
Upon his appointment to the Board, Mr. Schneebaum automatically received an option to purchase 20,000 shares of the Company’s common stock which is exercisable ratably over a four-year period. Mr. Schneebaum will receive an automatic annual grant of an option to purchase 15,000 shares of common stock, 50% of which becomes exercisable six months after the date of grant and 50% of which becomes exercisable 12 months after the date of grant. The exercise price of all such options granted will be the fair market value of our common stock on the date of grant, and all such options have a ten-year term.
In addition, Mr. Schneebaum will receive $5,000 per quarter as a retainer for his service on the board, $2,000 per board meeting attended, $1,000 per committee meeting attended and, as chairman of the Audit Committee, an additional annual payment of $5,000. Mr. Schneebaum will also be reimbursed for expenses in connection with attendance at board and committee meetings.
On April 19, 2007, the Company issued a press release announcing the resignation of Ms. Franklin and the appointment of Mr. Schneebaum, a copy of which is attached as Exhibit 99.1 to this report.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d)      Exhibits
99.1       Press release dated April 18, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENVEC, INC.
Date: April 19, 2007	By:	/s/ Douglas J. Swirsky
Douglas J. Swirsky
Chief Financial Officer

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